EXHIBIT 10.30

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE COMMISSION]

December 12, 2001

VIA FACSIMILE

Scott Petersen
President and CEO
LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, South Dakota 57107-7002
Facsimile: 605-988-1499

Dear Scott,

     Nintendo is proud to have worked with your company over the past 8 years to market the highly successful Nintendo video game systems to your hotel customers. Our current License Agreement, dated May 12, 1998, continues through the year 2008, reflecting our mutual confidence in the future of our relationship and our commitment to the provision of quality entertainment products to your hotel customers and guests.

     You have recently discussed with us the current economic crisis in the lodging industry that has resulted from the terrorist attacks on September 11, 2001. You have asked for our assistance in providing some temporary economic relief as you and your customers work to rebuild business and economic stability in the wake of the significant impacts from the September 11 attacks.

     In recognition of our longstanding partnership with LodgeNet, Nintendo is offering to extend the following temporary pricing discounts to LodgeNet:

For the period commencing January 1, 2002 and ending June 30, 2002, per Room royalties for the Licensed Games shall be the greater of (a) *** or (b) *** per Room per calendar month or any portion thereof.

     This royalty discount is made in an effort to address a severe and, hopefully, temporary short-term economic problem in the lodging industry and is not in any way an admission of any obligation of Nintendo. The discounted royalties provided for herein are limited to the time period stated and are subject to the requirement of timely payment. submission of complete and accurate royalty reports and full compliance with all other terms and conditions of the License

Agreement between the parties. Capitalized terms used herein are as defined in the License Agreement. All other terms and conditions of the License Agreement remain unchanged.

     This letter and its contents will be confidential and will not be disclosed by Nintendo or LodgeNet, except to our authorized representatives and to our respective parent corporations.

     If you are agreeable to these terms, please sign and date one copy of this letter and return it to me by facsimile (425-882-3585).

     We took forward to the rebuilding of economic prosperity in your industry and to moving forward with our business relationship.

Sincerely,

NINTENDO OF AMERICA INC.

/s/ C. Peter Eck

C. Peter Eck

Director, Network Planning

This letter and the terms set forth herein are agreed to:

LODGENET ENTERTAINMENT
CORPORATION

By:	/s/ Scott Petersen

Its:	President and CEO
Date:	December 19, 2001

cc:	Steve Truckenmiller
Vice President Guest Pay Services, LodgeNet
Via Facsimile: 605-988-1499

October 11, 2002

Scott Petersen, Chief Executive Officer
LodgeNet Entertainment Corporation
3900 West Innovations Street
Sioux Falls, South Dakota 57107-7200
Via Fax: 605-988-1648

Re:       Amendment to Nintendo License Agreement

Dear Scott:

     In response to your request and your concerns regarding the continuing economic downturn in the travel and lodging industry, we have prepared the following proposal to amend the Confidential License Agreement for Use of Nintendo Video Game Systems with Hotel Guest Entertainment System between Nintendo of America Inc. (“Nintendo”) and LodgeNet Entertainment Corporation (“LodgeNet”) effective as of May 18, 1998, as amended by letter of December 12, 2001 (hereinafter, the “License Agreement”) to reflect our recent discussions and our commitment to the continuation of our relationship, as follows:

1.     Payment Terms: At Paragraph 8.1, the following new sentence shall be inserted immediately after the 4th sentence:

“Alternatively, in lieu of placement of a letter of credit, LODGENET may, at its option, prepay the purchase price in cash, with payment due at the time of placement of its purchase order with NINTENDO. Cash payments shall be entitled to NINTENDO’s standard anticipation discount in effect for its customers from time to time, as of the date of payment.”

2.     Revised Royalty Rates and Terms: At Paragraph 8.3, following new subparagraph 8.3.4 shall be inserted:

“8.3.4 Notwithstanding anything to the contrary set forth in 8.3.1, 8.3.2 or 8.3.3 or the letter amendment to this Agreement dated December 12, 2001, effective July 1, 2002 LODGENET shall pay NINTENDO a royalty for any Licensed Games utilized in a Hotel Guest System calculated as follows: For each Room, commencing with the 1st Room and ending with the *** Room, in which Nintendo Games are available, LODGENET shall pay NINTENDO at the rate of *** per Room, per Month; for each Room thereafter, LODGENET shall pay NINTENDO at the rate of *** per Room, per Month. LODGENET’s payments shall total not less than *** per Month.”

3.     Minimum Hotel Term: Paragraph 8.4, entitled “Minimum Royalty Terms for Each Licensed Hotel,” shall be deleted in its entirety.

4.     Continuing Use of Licensed Games: Paragraph 13.6 shall be deleted and replaced with the following new Paragraph 13.6:

“13.6 Option to Extend Use of Licensed Games Only. Provided this Agreement has not been terminated due to breach or default by LODGENET, upon Notice to NINTENDO within 90 days prior to the expiration of the Term, LODGENET (and its Approved Subdistributors and Licensed Hotels) may extend this Agreement and continue use of the Licensed Games on the Nintendo Systems as a part of the Hotel Guest System for up to five (5) years after the expiration of the Term, provided that LODGENET shall continue to perform or guarantee all of the obligations under the terms of this Agreement with respect to use of such Licensed Games (including the removal of Licensed Game titles prior to the expiration date on the Game List, the payment of applicable royalties and the deliver and/or maintenance of reports and records), provided further, that NINTENDO shall have no continuing obligation to sell or provide warranties regarding the Nintendo Systems or the N64 Controllers, and, provided further, that neither party shall be bound by any obligation under paragraph 14.2 herein. Thereafter, the rights of LODGENET may be extended on a year to year basis, upon mutual written agreement of the parties.”

     This letter and its contents will be confidential and will not be disclosed by Nintendo or LodgeNet, except to our authorized representatives and to our respective parent corporations.

     I believe these changes reflect our mutual agreement and understanding. Except as otherwise provided herein, all other terms and conditions of the License Agreement shall remain unchanged. If you have any questions, please contact me. If this proposal is in order, please sign as indicated below and return a copy of this letter to me at your earliest convenience.

Best Regards,

/s/ C. Peter Eck

C. Peter Eck, Director, Network Planning NINTENDO OF AMERICA INC.

ACCEPTED & AGREED TO:

LODGENET ENTERTAINMENT CORPORATION

By:	/s/ Scott Petersen

Its:	CEO
Date:	October 16, 2000

cc:	Steve Truckenmiller, LodgeNet Entertainment Corp.
Phillip M. Rogers, Nintendo of America Inc.
Sayoko Blodgett-Ford, Nintendo of America Inc.

April 28, 2003

Scott Petersen, Chief Executive Officer
LodgeNet Entertainment Corporation
3900 West Innovations Street
Sioux Falls, South Dakota 57107-7200
Via Fax: 605-988-1648

Re:       Amendment to Nintendo License Agreement

Dear Scott:

     Nintendo of America, Inc. (“Nintendo”) is pleased to provide the following amendment to LodgeNet Entertainment Corporation (“LodgeNet”) to expand your video game system offerings to include the combination of our latest game technologies, the NINTENDO GAMECUBE and Game Boy Advance systems. This letter agreement amends the existing License Agreement effective as of May 18, 1998 between Nintendo and LodgeNet, as amended, (hereinafter, the “Agreement”) and confirms our commitment to the continuation of our valued relationship with LodgeNet, as follows:

     Nintendo and LodgeNet will work cooperatively to complete the technical specifications and testing for a new game application compatible with LodgeNet’s existing hotel guest entertainment systems. This new system will include the technology and operating systems of the NINTENDO GAMECUBE system and the Game Boy Advance (“AGB”) system, creating a system addition that will play either NINTENDO GAMECUBE games or Game Boy Advance games. This new “Modified Nintendo GameCube/AGB” will be licensed by Nintendo to LodgeNet on the same terms as the existing Nintendo N64, with no increase in the per Room royalty rate. Following testing to the satisfaction of both Nintendo and LodgeNet, the Modified Nintendo GameCube/AGB system will be installed by LodgeNet in their Licensed Hotels in accordance with a mutually agreed upon production and installation schedule.

     Where appropriate throughout the Agreement, whenever the term “N64” appears, there shall be added immediately thereafter the following words: “and/or the Modified Nintendo GameCube/AGB.”

     In addition, whenever the term “N64 Controller” appears, there shall be added immediately thereafter the following words: “and/or the Modified Nintendo GameCube/ABG controller.”

     In Section 8.2 of the Agreement, the words “one hundred and twenty (120) days” shall be deleted and replaced with “one hundred and fifty (150) days” to reflect the additional time needed by Nintendo to fulfill orders.

     Except as otherwise provided herein, all other terms and conditions of the Agreement between Nintendo and LodgeNet shall remain unchanged and in full force and effect. If this understanding meets with your approval, please countersign a copy of this letter as indicated below and return it to me at your earliest convenience. If you have any questions, please do not hesitate to contact me.

Best Regards,

/s/ C. Peter Eck

C. Peter Eck, Director, Network Planning NINTENDO OF AMERICA INC.

ACCEPTED & AGREED TO:

LODGENET ENTERTAINMENT
CORPORATION

By:	/s/ Scott Petersen

Its:	CEO
Date:	May 1, 2003

cc:	Steve Truckenmiller, LodgeNet Entertainment Corp.
Sayoko Blodgett-Ford, Nintendo of America Inc.

Nintendo of America Inc.
4820 150th Avenue N.E.
Redmond, WA 98052 U.S.A.

425-882-2040
Fax 425-882-3585

February 6, 2004

Mr. Scott Petersen, Chief Executive Officer
LodgeNet Entertainment Corporation
3900 West Innovations Street
Sioux Falls, South Dakota 57107-7200
Via Fax: 605-988-1648

Re:       Amendment to Nintendo License Agreement

Dear Scott:

     We have prepared the following amendment to the Confidential License Agreement for Use of Nintendo Video Game Systems with Hotel Guest Entertainment System dated May 18, 1998, between Nintendo of America Inc. (“Nintendo”), and LodgeNet Entertainment Corporation (“LodgeNet”), as amended by the letters dated December 12, 2001, October 11, 2002, and April 28, 2003 (hereinafter, the “Agreement”). The capitalized terms used herein shall have the same meanings as those ascribed to them in the Agreement unless otherwise set forth herein.

1 Actual Costs: The parties agree that the Actual Costs to date associated with the Nintendo GameCube version of the Nintendo System (“Gateway GameCube”) that are payable by LodgeNet to Nintendo are *** (“GameCube Costs”). In accordance with Paragraph 8.1 of the Agreement, such GameCube Costs shall be paid by LodgeNet with each order of Gateway GameCube product it places, provided that the GameCube Costs must be paid in full no later than October 1, 2005. If the GameCube Costs are not paid in full by October 1, 2005, then Nintendo shall provide an invoice to LodgeNet for the shortfall, and LodgeNet shall pay such shortfall within thirty (30) days from the invoice date. Any Actual Costs incurred by Nintendo subsequent to the date of this amendment that relate to any current or future Nintendo System, including without limitation the Gateway GameCube and Game Boy Player, shall be paid in the full amounts by LodgeNet in accordance with Paragraph 8.1 of the Agreement.

2.     Revised Royalty Rate: Paragraphs 8.3.1 and 8.3.3 of the Agreement shall be deleted. Paragraph 8.3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“Royalty Payable to Nintendo. LODGENET shall pay NINTENDO a royalty equal to ***, without deductions of any kind (“New Royalty”).”

Since the New Royalty will be retroactively effective as of October 1, 2003, Nintendo agrees that any overpayment of royalties during the period commencing on October 1, 2003, through the date of this amendment shall be credited toward future royalty payments. The Licensee Monthly Royalty Report set forth at Schedule 5 of the Agreement shall be deemed modified to the extent necessary for LodgeNet’s reporting of the New Royalty.

3.     Minimum Guarantee: Paragraph 8.3.4 of the Agreement shall be deleted in its entirety and replaced with the following:

“Minimum Guarantee. LODGENET’s payment of the New Royalty to NINTENDO shall equal at least *** per Month (“Minimum Guarantee”). In the event that the New Royalty for any Month equals less than the Minimum Guarantee, LODGENET shall pay NINTENDO the difference and shall not be entitled to recoup such difference from any future payments due NINTENDO.”

4.     Term: The Term of the Agreement shall be extended for an additional five (5) years. The definition of ‘Term” as set forth in Paragraph 2.31 of the Agreement shall be deleted in its entirety and replaced with the following:

“Term” shall mean fifteen (15) years from the Effective Date, together with any extension of the Term under Paragraph 13.6 herein.”

5.     Minimum Installation Requirements: Paragraph 5.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“Minimum Installation Requirements for the Nintendo System. LODGENET agrees to maintain an installed Nintendo Systems (which includes the Super NES, N64, and Gateway GameCube systems) base Room count in its Licensed Hotels of not less than *** Rooms during each Month during the Term. L0DGENET shall use reasonable commercial efforts to have no less than *** Rooms equipped with Gateway GameCube systems by October 1, 2007.”

6.     Monthly Board Reconciliation Report: The Monthly Board Reconciliation Report is no longer required of LodgeNet. Accordingly, Paragraph 10.4 and all references to the Monthly Board Reconciliation Reports (including Schedule 7) shall be deleted from the Agreement.

7.     Non-Assignability: Paragraph 15.3 of the Agreement shall be deleted in its entirety and replaced with the following:

Non-Assignability/Minimum Guarantee Adjustment Right.

     (a)  This Agreement is personal to both parties and may not, except as permitted below, be sold, assigned, delegated, sublicensed or otherwise transferred by either party, in whole or in part, including, without limitation, by operation of law, without the prior written consent of the other party. An “assignment” by a party shall include, but not be limited to: (i) approval by a party’s shareholders of a complete liquidation or dissolution of such party; or (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of a party (a “Business Combination”), unless, following such Business Combination, (A) the party’s shareholders immediately prior to the Business Combination continue to own more than 60% of the voting stock of the company that results from the Business Combination, (B) no single shareholder after the Business Combination owns 20% or more of the voting stock of the company that results from the Business Combination unless such shareholder already held that percentage prior to the Business Combination, and (C) the members of the board of directors prior to the Business Combination make up a majority of the board of directors of the company that results from such Business Combination.

     (b)  Any attempted sale, assignment, delegation, sublicense or other transfer by either party in violation of this Paragraph 15.3 shall be deemed null and void and of no force or effect, and shall constitute a breach of this Agreement.

     (c)  Upon the occurrence of any of the following events, NINTENDO may, at its sole discretion, increase the Minimum Guarantee set forth in Paragraph 3 of this amendment to ***, and LODGENET shall be obligated to pay such increased Minimum Guarantee payments, effective immediately upon written notice from NINTENDO to LODGENET: (i) more than 40% of the members of LODGENET’s board of directors are replaced in any twelve (12) month consecutive period: or (ii) any single shareholder acquires 20% or more of LODGENET’s voting stock, except for: (A) repurchases of stock by LODGENET, (B) any acquisition by a LODGENET or LODGENET subsidiary employee benefit plan or related trust, or (C) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (a) of this Paragraph 15.3.

8.     Future Discussions: If and to the extent LodgeNet experiences a significant decline in its Gross Revenue because of circumstances not within its control, Nintendo agrees to engage in good faith discussions with LodgeNet regarding potential modification of the financial terms of the Agreement, provided, however, it is ultimately within Nintendo’s sole discretion whether any change or modification would be made to those financial terms.

     I believe these changes reflect our mutual agreement and understanding. Except as otherwise provided herein, all other terms and conditions of the Agreement shall remain unchanged. If you have any questions, please contact me. If this proposal is in order, please sign as indicated below and return a copy of this letter to me at your earliest convenience.

Best regards,

/s/ Jacqualee Story

Jacqualee Story, Executive V.P., Business Affairs NINTENDO OF AMERICA INC.

AGREED TO AND ACCEPTED BY:

LODGENET ENTERTAINMENT CORPORATION

By:	/s/ Scott Petersen

Its:	CEO

Date:	February 17, 2004

cc:	Peter Eck, Nintendo of America Inc.
Tracy Kristensen, Nintendo of America Inc.